Exhibit 99.1

Enerpac Tool Group Reports First Quarter 2020 Results

First Quarter of Fiscal 2020 Highlights*

  Net sales from continuing operations were $147 million for the quarter. Core sales remained steady year-over-year, net of foreign currency, which decreased net sales 1% while divestitures/strategic exits decreased net sales an additional 6%.
  GAAP operating margin from continuing operations increased to 9.8% for the quarter versus (5.4%) in the first quarter of fiscal 2019. Adjusted operating margin from continuing operations increased to 10.2% for the quarter ended November 30, 2019 compared to 9.4% for the quarter ended November 30, 2018.
  Adjusted EBITDA margin from continuing operations was 13.3% in the first quarter of 2020, a 100bps improvement over the comparable prior year period.
  GAAP diluted earnings (loss) per share (“EPS”) from continuing operations was $0.11 in the first quarter of fiscal 2020 versus ($0.27) in the comparable period in 2019. Adjusted EPS from continuing operations was $0.12 in the first quarter of fiscal 2020 compared to $0.11 in the first quarter of fiscal 2019.
  Completed the sale of the Engineered Components & Systems (“EC&S”) segment, which is reflected as discontinued operations, to One Rock Capital Partners.
  Reduced debt in the quarter by $174 million by paying off the term loan with proceeds from the EC&S divestiture. Also repurchased approximately 840,000 shares of common stock for roughly $18 million, with both actions consistent with capital allocation priorities.
  Continued reduction in year-over-year leverage (Net Debt to Adjusted EBITDA), achieving 0.8x at the end of first quarter fiscal 2020, down from 2.1x at the end of first quarter fiscal 2019.
  Launched Enerpac Tool Group strategy, including new long-term financial targets, at its inaugural Investor Day as a pure play tool company in November.

  *This news release contains financial measures in accordance with US Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the GAAP to non-GAAP financial measures can be found in the tables accompanying this release.

MILWAUKEE--(BUSINESS WIRE)--December 19, 2019--Enerpac Tool Group, which is the doing business name of Actuant Corporation (NYSE: EPAC) (the “Company”), today announced results for its fiscal 2020 first quarter ended November 30, 2019.

“We had a solid start to fiscal 2020 and are pleased to deliver first quarter results consistent with our expectations, as we continue navigating a challenging economic environment. While demand was softer in the Americas, we saw stabilization in Europe along with continued growth in Middle East service and our Cortland business, demonstrating that our initiatives around commercial effectiveness and new product development are contributing to both the top and bottom line,” commented Randy Baker, Enerpac Tool Group’s President and CEO.

Mr. Baker continued, “During the quarter we also delivered on a key step in our strategic plan by completing the EC&S divestiture. The EC&S sale proceeds were used to pay down debt, and we are moving ahead with a strong balance sheet that will provide superior financial flexibility to execute our go-forward strategy as Enerpac Tool Group. We continue to pursue a balanced capital allocation strategy, including returning capital to shareholders through the repurchase of shares.”

Mr. Baker concluded, “Over the past four years we have repositioned the company as a premier pure play tool business and launched Enerpac Tool Group. This past month we announced Judy Altmaier as our newest Board member and I look forward to leveraging her leadership and operations experience. Management and the Board look forward to executing our strategy while continuously examining all options to optimize shareholder value.”

Consolidated Results from Continuing Operations
(US$ in millions)
	Three Months Ended November 30
	2019	2018
Net Sales	$146.7	$158.6
Net Income (Loss)	$6.4	($16.4)
Earnings (Loss) Per Share	$0.11	($0.27)
Adjusted Earnings Per Share	$0.12	$0.11

  Consolidated net sales from continuing operations for the first quarter were $146.7 million, compared to $158.6 million in the prior year first quarter. Core sales were flat year-over-year, while foreign currency decreased net sales by 1% and divestitures/strategic exits decreased net sales by an additional 6%.
  Fiscal 2020 first quarter net income and EPS from continuing operations were $6.4 million and $0.11, respectively, compared to a net loss and EPS from continuing operations of ($16.4) million and ($0.27), respectively, in the first quarter of fiscal 2019. Fiscal 2020 first quarter earnings from continuing operations included:
    A net impairment and divestiture gain of $1.4 million ($1.1 million, or $0.02 per share after tax);
    Restructuring charges of $2.0 million ($1.8 million, or $0.02 per share after tax), related to the restructuring plan announced in fiscal 2019 and facility consolidations; and
    Accelerated debt issuance costs of $0.6 million ($0.5 million, or $0.01 per share after tax) related to the payoff of the term loan.
  The fiscal 2019 first quarter net loss from continuing operations included impairment charges of $23.5 million ($23.5 million or $0.38 per share, after tax) related to the held for sale treatment of the Cortland U.S. business, which sale process was terminated.
  Excluding restructuring, impairment & divestiture charges and accelerated debt issuance costs, adjusted EPS from continuing operations was $0.12 for the first quarter of fiscal 2020 compared to $0.11 in the comparable prior year period.

Industrial Tools & Services
(US$ in millions)
	Three Months Ended November 30
	2019	2018
Sales	$135.6	$148.7
Operating Profit	$26.1	$26.4
Adjusted Op Profit (1)	$25.9	$26.4
Adjusted Op Profit % (1)	19.1%	17.7%

(1) Excludes $1.2 million of restructuring charges, along with $1.4 million of net impairment and divestiture gains in the first quarter of fiscal 2020.

  First quarter fiscal 2020 net sales were $135.6 million, 9% lower than the prior fiscal year’s first quarter. Core sales decreased 1% year-over-year, while the impact of foreign currency exchange rates and divestitures/strategic exits decreased net sales an additional 1% and 6%, respectively.
  The decrease in revenue is primarily attributable to continued global economic uncertainty that created additional headwinds.
  Adjusted operating profit margin of 19.1% in the quarter was up 140bps year-over-year due to the strategic exit of unprofitable product and service offerings along with savings from fiscal 2019 restructuring actions.

Corporate Expenses and Income Taxes (excluding restructuring items)

  Corporate expenses from continuing operations for the first quarter of fiscal 2020 were $11.3 million, $0.4 million higher than the comparable prior year period, primarily resulting from higher corporate development costs. Corporate costs included $3.0 million and $3.6 million of costs previously allocated to the EC&S segment in the first quarters of fiscal 2020 and 2019, respectively, some of which were partially offset by recovered costs under the EC&S transition services agreement in the first quarter of fiscal 2020 recorded in other income.
  The first quarter effective income tax rate from continuing operations of approximately 12% was higher than the prior year rate of approximately 2%.

Discontinued Operations

Discontinued operations represent the operating results for the divested EC&S segment for all periods presented up to the October 31, 2019 completion date of the divestiture. The first quarter of fiscal 2020 includes a $4.1 million, after-tax charge related to the closure of the sale of the EC&S segment.

Balance Sheet and Leverage
(US$ in millions)
	Period Ended
	November 30, 2019	August 31, 2019	November 30, 2018
Cash Balance	$206.8	$211.2	$203.4
Debt Balance	$286.2	$460.4	$525.4
Net Debt to Adjusted EBITDA**	0.8	1.7	2.1

Net debt at November 30, 2019 was approximately $79 million (total debt of $286 million less $207 million of cash), which decreased approximately $170 million from the end of fiscal 2019. Net Debt to Adjusted EBITDA was 0.8x at November 30, 2019.

**Adjusted EBITDA is calculated for the twelve months then ended.

Outlook

Mr. Baker said, “As we enter the second quarter of fiscal 2020, we continue to focus on growth and cost savings initiatives to drive best in class returns for our shareholders. During the quarter, we completed our previously announced planned exits of low-margin product lines. Through these strategic actions and our other cost saving initiatives, we expect to achieve our targeted EBITDA margin run rate of 20% by the end of the fiscal year. Our full year fiscal 2020 outlook remains unchanged and reflects our view of the year given current geopolitical and economic conditions in our end markets.”

The company re-confirms its outlook for continuing operations for the full year of fiscal 2020:

  Net Sales of $575 to $600 million;
  Adjusted EBITDA of $94 to $104 million;
  Adjusted EPS of $0.68 to $0.81; and
  Free cash flow of $50 to $75 million.

For the second quarter of fiscal 2020, we expect:

  Net sales of $133 to $140 million;
  Adjusted EBITDA of $16.5 to $19.5 million; and
  Adjusted EPS of $0.08 to $0.12.

All guidance excludes restructuring, impairment and divestiture charges, accelerated debt issuance costs, one-time tax adjustments and the impact of potential future acquisitions, dispositions, share repurchases and tariffs.

Conference Call Information

An investor conference call is scheduled for 10:00 am CT today, December 19, 2019. Webcast information and conference call materials are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, Enerpac Tool Group’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See Actuant Corporation’s Form 10-K for the fiscal year ended August 31, 2019 filed with the Securities and Exchange Commission for further information regarding risk factors. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. They include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted EPS from continuing operations, adjusted operating profit from continuing operations, free cash flow and net debt. This press release includes reconciliations of these non-GAAP measures to the most comparable GAAP measure, including in the tables attached to this press release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the factors management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group is a premier industrial tools and services company serving a broad and diverse set of customers in more than 90 countries. The Company’s businesses are global leaders in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group trades on the NYSE under the symbol EPAC. Although the Company has adopted “Enerpac Tool Group” as its doing-business name, its legal name continues to be Actuant Corporation until the change is approved by its shareholders. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	November 30,	August 31,
	2019	2019
ASSETS
Current assets
Cash and cash equivalents	$206,780	$211,151
Accounts receivable, net	122,027	125,883
Inventories, net	79,508	77,187
Assets held for sale	1,697	-
Assets from discontinued operations	-	285,578
Other current assets	42,720	30,526
Total current assets	452,732	730,325

Property, plant and equipment, net	56,094	56,729
Goodwill	263,969	260,415
Other intangible assets, net	51,235	52,375
Other long-term assets	84,482	24,430

Total assets	$908,512	$1,124,274

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$68,790	$76,914
Accrued compensation and benefits	25,281	26,421
Current maturities of debt	-	7,500
Income taxes payable	6,853	4,838
Liabilities held for sale	1,697	-
Liabilities from discontinued operations	-	143,763
Other current liabilities	54,649	40,965
Total current liabilities	157,270	300,401

Long-term debt, net	286,236	452,945
Deferred income taxes	1,567	1,564
Pension and postretirement benefit liabilities	19,806	20,213
Other long-term liabilities	90,380	47,972
Total liabilities	555,259	823,095

Shareholders' equity
Capital stock	16,450	16,384
Additional paid-in capital	187,772	181,213
Treasury stock	(658,017)	(640,212)
Retained earnings	921,460	915,466
Accumulated other comprehensive loss	(114,412)	(171,672)
Stock held in trust	(3,157)	(3,070)
Deferred compensation liability	3,157	3,070
Total shareholders' equity	353,253	301,179

Total liabilities and shareholders' equity	$908,512	$1,124,274

Actuant Corporation
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	November 30,	November 30,
	2019	2018
Net sales	$146,674	$158,551
Cost of products sold	77,986	88,239
Gross profit	68,688	70,312

Selling, administrative and engineering expenses	51,831	53,121
Amortization of intangible assets	1,872	2,297
Restructuring charges	1,972	(29)
Impairment & divestiture charges	(1,356)	23,477
Operating profit (loss)	14,369	(8,554)

Financing costs, net	6,729	7,298
Other expense, net	318	505
Income (loss) before income tax expense	7,322	(16,357)

Income tax expense	950	66
Earnings (loss) from continuing operations	6,372	(16,423)
Loss from discontinued operations, net of income taxes	(4,251)	(1,029)
Net earnings (loss)	$2,121	$(17,452)

Earnings (loss) from continuing operations per share
Basic	$0.11	$(0.27)
Diluted	0.11	(0.27)

Loss from discontinued operations
Basic	$(0.07)	$(0.02)
Diluted	(0.07)	(0.02)

Earnings (loss) per share
Basic	$0.04	$(0.29)
Diluted	0.03	(0.29)

Weighted average common shares outstanding
Basic	60,081	61,031
Diluted	60,601	61,031

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	November 30,	November 30,
	2019	2018
Operating Activities
Cash used by operating activities	$(22,930)	$(29,110)

Investing Activities
Capital expenditures	(4,602)	(7,666)
Proceeds from sale of property, plant and equipment	317	11
Proceeds from sale of EC&S segment, net of transaction costs	208,901	-
Proceeds from sale of IT&S product lines, net of transaction costs	8,726	-
Cash provided by (used in) investing activities	213,342	(7,655)

Financing Activities
Principal repayments on term loan	(175,000)	(7,500)
Borrowings on revolver	100,000	-
Principal payments on revolver	(100,000)	-
Purchase of treasury shares	(17,805)	-
Taxes paid related to the net share settlement of equity awards	(2,635)	(201)
Stock option exercises & other	2,640	552
Payment of cash dividend	(2,419)	(2,439)
Cash used in financing activities	(195,219)	(9,588)

Effect of exchange rate changes on cash	436	(694)
Net decrease in cash and cash equivalents	(4,371)	(47,047)
Cash and cash equivalents - beginning of period	211,151	250,490
Cash and cash equivalents - end of period	$206,780	$203,443

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)
	FISCAL 2019					FISCAL 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL TOOLS & SERVICES SEGMENT	$148,655	$149,521	$166,732	$144,607	$609,515	$135,592	$-	$-	$-	$135,592
OTHER	9,896	10,267	11,363	13,717	45,243	11,082	-	-	-	11,082
TOTAL	$158,551	$159,788	$178,095	$158,324	$654,758	$146,674	$-	$-	$-	$146,674

% SALES GROWTH
INDUSTRIAL TOOLS & SERVICES SEGMENT	5%	9%	5%	-6%	3%	-9%	0%	0%	0%	-9%
OTHER	-28%	-12%	-3%	5%	-10%	12%	0%	0%	0%	12%
TOTAL	2%	8%	4%	-5%	2%	-7%	0%	0%	0%	-7%

OPERATING PROFIT (LOSS) FROM CONTINUING OPERATIONS
INDUSTRIAL TOOLS & SERVICES SEGMENT	$26,345	$26,596	$35,992	$27,252	$116,185	$25,928	$-	$-	$-	$25,928
OTHER	(484)	1,091	1,787	1,515	3,910	399	-	-	-	399
CORPORATE / GENERAL	(10,967)	(11,659)	(9,481)	(9,679)	(41,787)	(11,342)	-	-	-	(11,342)
ADJUSTED OPERATING PROFIT	$14,894	$16,028	$28,298	$19,088	$78,308	$14,985	$-	$-	$-	$14,985
IMPAIRMENT & DIVESTITURE CHARGES	(23,477)	(3,543)	12,988	(8,796)	(22,827)	1,356	-	-	-	1,356
RESTRUCTURING & OTHER EXIT CHARGES (1)	29	(46)	(1,115)	(4,842)	(5,973)	(1,972)	-	-	-	(1,972)
DEBT MODIFICATION COSTS	-	-	(288)	-	(288)	-	-	-	-	-
DEPRECIATION & AMORTIZATION TRUE UP (2)	-	-	(1,704)	-	(1,704)	-	-	-	-	-
OPERATING PROFIT (LOSS)	$(8,554)	$12,439	$38,179	$5,450	$47,516	$14,369	$-	$-	$-	$14,369

ADJUSTED OPERATING PROFIT %
INDUSTRIAL TOOLS & SERVICES SEGMENT	17.7%	17.8%	21.6%	18.8%	19.1%	19.1%	0.0%	0.0%	0.0%	19.1%
OTHER	-4.9%	10.6%	15.7%	11.0%	8.6%	3.6%	0.0%	0.0%	0.0%	3.6%
ADJUSTED OPERATING PROFIT %	9.4%	10.0%	15.9%	12.1%	12.0%	10.2%	0.0%	0.0%	0.0%	10.2%

EBITDA FROM CONTINUING OPERATIONS
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(16,423)	$765	$26,858	$(3,133)	$8,067	$6,372	$-	$-	$-	$6,372
FINANCING COSTS, NET	7,298	7,157	7,146	6,563	28,163	6,729	-	-	-	$6,729
INCOME TAX EXPENSE	66	4,002	4,962	1,626	10,657	950	-	-	-	$950
DEPRECIATION & AMORTIZATION	5,056	4,305	6,109	4,746	20,217	4,779	-	-	-	4,779
EBITDA	$(4,003)	$16,229	$45,075	$9,802	$67,104	$18,830	$-	$-	$-	$18,830

ADJUSTED EBITDA FROM CONTINUING OPERATIONS (3)
INDUSTRIAL TOOLS & SERVICES SEGMENT	$30,038	$30,153	$40,015	$29,964	$130,171	$28,996	$-	$-	$-	$28,996
OTHER	337	1,087	1,786	2,395	5,605	1,275	-	-	-	1,275
CORPORATE / GENERAL	(10,930)	(11,422)	(8,311)	(8,919)	(39,584)	(10,825)	-	-	-	(10,825)
ADJUSTED EBITDA	$19,445	$19,818	$33,490	$23,440	$96,192	$19,446	$-	$-	$-	$19,446
IMPAIRMENT & DIVESTITURE CHARGES	(23,477)	(3,543)	12,988	(8,796)	(22,827)	1,356	-	-	-	1,356
RESTRUCTURING & OTHER EXIT CHARGES (1)	29	(46)	(1,115)	(4,842)	(5,973)	(1,972)	-	-	-	(1,972)
DEBT MODIFICATION COSTS	-	-	(288)	-	(288)	-	-	-	-	-
EBITDA	$(4,003)	$16,229	$45,075	$9,802	$67,104	$18,830	$-	$-	$-	$18,830

ADJUSTED EBITDA %
INDUSTRIAL TOOLS & SERVICES SEGMENT	20.2%	20.2%	24.0%	20.7%	21.4%	21.4%	0.0%	0.0%	0.0%	21.4%
OTHER	3.4%	10.6%	15.7%	17.5%	12.4%	11.5%	0.0%	0.0%	0.0%	11.5%
ADJUSTED EBITDA %	12.3%	12.4%	18.8%	14.8%	14.7%	13.3%	0.0%	0.0%	0.0%	13.3%

Notes:
(1) Approximately $1.8 million of the Q4 fiscal 2019 restructuring & exit charges were recorded in cost of products sold.
(2) Represents the depreciation and amortization expense true up for the Cortland business assets that were reclassified out of held for sale in Q3 fiscal 2019, as though the assets had never been classified as held for sale.
(3) EBITDA represents net earnings (loss) from continuing operations before financing costs, net, income tax (benefit) expense, and depreciation & amortization. EBITDA is not a calculation based upon GAAP. The amounts included in the EBITDA and Adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. Actuant has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2019					FISCAL 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
ADJUSTED EARNINGS (1)
NET EARNINGS (LOSS) (GAAP MEASURE)	$(17,452)	$2,753	$32,418	$(266,864)	$(249,145)	$2,121	$-	$-	$-	$2,121
DISCONTINUED OPERATIONS, NET OF INCOME TAX	(1,029)	1,988	5,560	(263,731)	(257,212)	(4,251)	-	-	-	(4,251)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(16,423)	$765	$26,858	$(3,133)	$8,067	$6,372	$-	$-	$-	$6,372
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	23,477	3,543	(13,001)	6,912	20,930	(1,095)	-	-	-	(1,095)
RESTRUCTURING & OTHER EXIT CHARGES, NET OF TAX EFFECT	(90)	(148)	(766)	6,262	5,257	1,805	-	-	-	1,805
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	358	-	358	479	-	-	-	479
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	1,302	-	1,302	-	-	-	-	-
OTHER INCOME TAX EXPENSE	-	3,160	3,076	2,709	8,945	-	-	-	-	-
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$6,964	$7,320	$17,827	$12,750	$44,859	$7,561	$-	$-	$-	$7,561

ADJUSTED DILUTED EARNINGS PER SHARE (1)
NET EARNINGS (LOSS) (GAAP MEASURE)	$(0.29)	$0.04	$0.52	$(4.38)	$(4.04)	$0.03	$-	$-	$-	$0.03
DISCONTINUED OPERATIONS, NET OF INCOME TAX	(0.02)	0.03	0.09	(4.33)	(4.18)	(0.07)	-	-	-	(0.07)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(0.27)	$0.01	$0.43	$(0.05)	$0.13	$0.11	$-	$-	$-	$0.11
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	0.38	0.06	(0.21)	0.11	0.34	(0.02)	-	-	-	(0.02)
RESTRUCTURING & OTHER EXIT CHARGES, NET OF TAX EFFECT	-	-	(0.01)	0.10	0.09	0.02	-	-	-	0.02
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	0.01	-	0.01	0.01	-	-	-	0.01
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	0.02	-	0.02	-	-	-	-	-
OTHER INCOME TAX EXPENSE	-	0.05	0.05	0.05	0.14	-	-	-	-	-
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.11	$0.12	$0.29	$0.21	$0.73	$0.12	$-	$-	$-	$0.12

FOOTNOTES
Note: The total of the individual quarters may not equal the annual or year-to-date total due to rounding. The continuing operations and discontinued operations earning (loss) per share may not equal total earning (loss) per share due to rounding.
(1) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings (loss) and diluted earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon generally accepted accounting principles (GAAP) and should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding and the impact of share dilution on the calculation of the net loss per share and discontinued operations per share.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(Dollars in millions, except for per share amounts)

	Q2 FISCAL 2020		FISCAL 2020
	LOW	HIGH	LOW	HIGH
RECONCILIATION OF CONTINUING OPERATIONS GAAP DILUTED EARNINGS
PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
GAAP DILUTED EARNINGS PER SHARE	$0.03	$0.09	$0.52	$0.70
IMPAIRMENT & OTHER DIVESTITURE CHARGES, NET OF TAX EFFECT	TBD	TBD	(0.01)	(0.01)
RESTRUCTURING CHARGES, NET OF TAX EFFECT	0.05	0.03	0.17	0.12
OTHER INCOME TAX (BENEFIT) EXPENSE	TBD	TBD	TBD	TBD
ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE	$0.08	$0.12	$0.68	$0.81

RECONCILIATION OF CONTINUED OPERATIONS GAAP OPERATING PROFIT
TO ADJUSTED EBITDA
GAAP OPERATING PROFIT	$5.0	$9.0	$53	$67
IMPAIRMENT & OTHER DIVESTITURE CHARGES	-	-	(1)	(1)
RESTRUCTURING CHARGES	4.0	3.0	13	9
ADJUSTED OPERATING PROFIT	$9.0	$12.0	$65	$75
OTHER EXPENSE (INCOME), NET	(2.0)	(2.0)	(8)	(8)
DEPRECIATION & AMORTIZATION	5.5	5.5	21	21
ADJUSTED EBITDA	$16.5	$19.5	$94	$104

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
CASH FLOW FROM OPERATIONS			$62	$85
CAPITAL EXPENDITURES			(12)	(10)
OTHER			-	-
FREE CASH FLOW GUIDANCE			$50	$75

FOOTNOTES
NOTE:	Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contacts

Barb Bolens
EVP and Chief Strategy Officer
262.293.1562